EXHIBIT 99.1

ANSYS, Inc. Reports Q3 2016 Financial Results Reflecting Solid Margin, EPS and Cash Flow Performance

Updates FY 2016 Guidance and Provides Preliminary 2017 Outlook

Quarterly Highlights:

  GAAP and non-GAAP revenue of $245.9 million
  GAAP diluted earnings per share of $0.78 and non-GAAP diluted earnings per share of $0.95
  GAAP operating profit margin of 40.7% and non-GAAP operating profit margin of 49.6%
  Deferred revenue and backlog of $484.8 million at September 30, 2016
  Repurchased 1.2 million shares in the third quarter at an average price of $95.44 and 2.7 million shares in the first nine months at an average price of $90.11

PITTSBURGH, Nov. 03, 2016 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ:ANSS), today announced growth in both revenue and diluted earnings per share for the third quarter of 2016.  The Company reported revenue growth of 2% in constant currency on both a GAAP and non-GAAP basis.  Earnings per share rose 8% on a GAAP basis and 6% on a non-GAAP basis.

Commenting on the Company’s third quarter 2016 performance, Jim Cashman, ANSYS CEO stated, “Overall, we delivered earnings results which exceeded our expectation, with strong gross and operating margins.  Revenue growth, which was at the lower end of our revenue range, was impacted by an increase in leasing and lower year-over-year perpetual revenue due largely to a challenging comparison to Q3 2015.  Our lease license revenues grew 7% in constant currency and our maintenance revenue grew 9% in constant currency, contributing to our recurring revenue base strengthening to 76% of revenue for the quarter.  Germany, Japan, China and Taiwan led the performance, while we saw slower growth in North America and parts of Europe.”

Cashman further stated, “Today also marks yet another step forward in our systems strategy with the addition of Berlin-based KPIT medini Technologies AG, a leading provider of systems safety analysis solutions.   As ANSYS continues expanding its leading simulation software platform into system and software engineering, it is important to include tools in the portfolio that manage and streamline complex system engineering processes. Functional safety aspects of system engineering are of particular importance as many of today’s customer products are of safety-critical nature, such as autonomous driving systems, control systems and avionics.”

ANSYS' third quarter and year-to-date financial results are presented below. The 2016 and 2015 non-GAAP results exclude the income statement effects of acquisition accounting adjustments to deferred revenue, the impact of stock-based compensation, acquisition-related amortization of intangible assets and acquisition-related transaction costs.

GAAP and non-GAAP results reflect:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q3 2016	Q3 2015	% Change	Q3 2016	Q3 2015	% Change
Revenue	$245.9	$237.8	3%	$245.9	$238.2	3%
Net income	$69.6	$66.0	5%	$84.2	$82.0	3%
Earnings per share	$0.78	$0.72	8%	$0.95	$0.90	6%
Operating profit margin	40.7%	37.9%		49.6%	48.0%
Operating cash flow	$82.0	$77.8	5%

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	YTD 2016	YTD 2015	% Change	YTD 2016	YTD 2015	% Change
Revenue	$717.8	$691.1	4%	$717.9	$692.5	4%
Net income	$195.7	$184.5	6%	$236.8	$231.0	3%
Earnings per share	$2.19	$2.01	9%	$2.65	$2.52	5%
Operating profit margin	38.9%	37.1%		47.7%	47.5%
Operating cash flow	$260.6	$258.3	1%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2016 and 2017 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three months and nine months ended September 30, 2016 and 2015, and for the 2016 and 2017 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2016 and Preliminary 2017 Financial Outlook

The Company has provided its fourth quarter and updated its 2016 revenue and earnings per share guidance below, as well as provided its preliminary outlook for 2017. The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition accounting adjustments to deferred revenue, stock-based compensation expense, acquisition-related amortization of intangible assets and acquisition-related transaction expenses.

Fourth Quarter 2016 Guidance

The Company currently expects the following for the quarter ending December 31, 2016:

  GAAP and non-GAAP revenue in the range of $263.0 - $272.0 million
  GAAP diluted earnings per share of $0.77 - $0.83
  Non-GAAP diluted earnings per share of $0.94 - $0.99

Fiscal Year 2016 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2016:

  GAAP and non-GAAP revenue in the range of $981.0 - $990.0 million
  GAAP diluted earnings per share of $2.96 - $3.03
  Non-GAAP diluted earnings per share of $3.59 - $3.64

Fiscal Year 2017 Preliminary Outlook

The Company currently expects the following for the fiscal year ending December 31, 2017:

  GAAP and non-GAAP revenue in the range of $1.02 - $1.06 billion
  GAAP diluted earnings per share of $3.01 - $3.27
  Non-GAAP diluted earnings per share of $3.67 - $3.89

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on November 3, 2016 to discuss third quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call - only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for 10 days by dialing 877-344-7529 (US), (855) 669-9658 (Canada) or 412-317-0088 (Int’l) and entering the passcode 10094868. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com/events-and-presentations/events.aspx.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands)	September 30, 2016	December 31, 2015
ASSETS:
Cash & short-term investments	838,272	784,614
Accounts receivable, net	85,273	91,579
Goodwill	1,333,531	1,332,348
Other intangibles, net	184,768	220,553
Other assets	288,513	300,810
Total assets	2,730,357	2,729,904
LIABILITIES & STOCKHOLDERS' EQUITY:
Deferred revenue	359,979	364,644
Other liabilities	140,613	170,833
Stockholders' equity	2,229,765	2,194,427
Total liabilities & stockholders' equity	2,730,357	2,729,904

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue:
Software licenses	$139,530	$140,197	$406,668	$405,655
Maintenance and service	106,332	97,643	311,169	285,451
Total revenue	245,862	237,840	717,837	691,106
Cost of sales:
Software licenses	6,433	6,889	19,705	21,048
Amortization	9,513	9,818	28,544	28,918
Maintenance and service	19,640	19,874	59,633	60,288
Total cost of sales	35,586	36,581	107,882	110,254
Gross profit	210,276	201,259	609,955	580,852
Operating expenses:
Selling, general and administrative	61,537	61,367	183,565	181,640
Research and development	45,418	44,784	137,533	127,439
Amortization	3,222	4,925	9,581	15,037
Total operating expenses	110,177	111,076	330,679	324,116
Operating income	100,099	90,183	279,276	256,736
Interest expense	(30)	(95)	(175)	(371)
Interest income	1,083	674	3,110	2,125
Other (expense) income, net	(159)	(383)	38	475
Income before income tax provision	100,993	90,379	282,249	258,965
Income tax provision	31,436	24,346	86,596	74,465
Net income	$69,557	$66,033	$195,653	$184,500
Earnings per share – basic:
Earnings per share	$0.80	$0.74	$2.23	$2.05
Weighted average shares	86,959	89,694	87,570	89,873
Earnings per share – diluted:
Earnings per share	$0.78	$0.72	$2.19	$2.01
Weighted average shares	88,676	91,593	89,355	91,820

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
	September 30, 2016				September 30, 2015
(in thousands, except percentages and per share data)	As Reported	Adjustments		Non-GAAP Results	As Reported	Adjustments		Non-GAAP Results
Total revenue	$245,862	$—		$245,862	$237,840	$379	(3)	$238,219
Operating income	100,099	21,885	(1)	121,984	90,183	24,257	(4)	114,440
Operating profit margin	40.7%			49.6%	37.9%			48.0%
Net income	$69,557	$14,638	(2)	$84,195	$66,033	$15,978	(5)	$82,011
Earnings per share – diluted:
Earnings per share	$0.78			$0.95	$0.72			$0.90
Weighted average shares	88,676			88,676	91,593			91,593

(1) Amount represents $12.7 million of amortization expense associated with intangible assets acquired in business combinations, $9.0 million of stock-based compensation expense and $0.2 million of transaction expenses related to business combinations.

(2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $7.2 million.

(3) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(4) Amount represents $14.7 million of amortization expense associated with intangible assets acquired in business combinations, $8.9 million of stock-based compensation expense, the $0.4 million adjustment to revenue as reflected in (3) above and $0.3 million of transaction expenses related to business combinations.

(5) Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $8.3 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)

	Nine Months Ended
	September 30, 2016				September 30, 2015
(in thousands, except percentages and per share data)	As Reported	Adjustments		Non-GAAP Results	As Reported	Adjustments		Non-GAAP Results
Total revenue	$717,837	$103	(1)	$717,940	$691,106	$1,365	(4)	$692,471
Operating income	279,276	62,990	(2)	342,266	256,736	71,885	(5)	328,621
Operating profit margin	38.9%			47.7%	37.1%			47.5%
Net income	$195,653	$41,145	(3)	$236,798	$184,500	$46,458	(6)	$230,958
Earnings per share – diluted:
Earnings per share	$2.19			$2.65	$2.01			$2.52
Weighted average shares	89,355			89,355	91,820			91,820

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $38.1 million of amortization expense associated with intangible assets acquired in business combinations, $24.6 million of stock-based compensation expense, the $0.1 million adjustment to revenue as reflected in (1) above and $0.2 million of transaction expenses related to business combinations.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $21.8 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $44.0 million of amortization expense associated with intangible assets acquired in business combinations, $25.7 million of stock-based compensation expense, the $1.4 million adjustment to revenue as reflected in (4) above and $0.8 million of transaction expenses related to business combinations.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $25.4 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending December 31, 2016
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$0.77 - $0.83
Adjustment to exclude acquisition-related amortization	0.09 – 0.10
Adjustment to exclude stock-based compensation	0.07
Non-GAAP expectation	$0.94 - $0.99

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2016
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$2.96 - $3.03
Adjustment to exclude acquisition-related amortization	0.36 – 0.37
Adjustment to exclude stock-based compensation	0.25 – 0.26
Non-GAAP expectation	$3.59 - $3.64

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2017
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$3.01 - $3.27
Adjustment to exclude acquisition-related amortization	0.35 – 0.37
Adjustment to exclude stock-based compensation	0.27 – 0.29
Non-GAAP expectation	$3.67 - $3.89

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company’s business or cash flow, it adversely impacts the Company’s reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company’s and management’s performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager’s performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations - no matter their industry - to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs almost 3,000 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 75 strategic sales locations throughout the world with a network of channel partners in 40+ countries.

Forward Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the fourth quarter of 2016,  fiscal year 2016 and fiscal year 2017 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense and acquisition-related transaction costs); statements about management's views concerning the Company's prospects and outlook for 2016 and 2017, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s fourth quarter and beyond visibility, statements regarding our systems strategy and statements regarding ANSYS continuing to expand its leading simulation software platform into systems and software engineering, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS’ customers’ ability to purchase products from the Company at the same level as prior periods or to pay for the Company’s products and services, the risk that declines in the ANSYS’ customers’ business may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products including our elastic licensing model,  the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company’s source code, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company’s existing product lines may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2015 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.ansys.com for more information. The ANSYS IR App is now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels.  To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS

ANSS-F

Contact:

Investors:
Annette Arribas, CTP
724.820.3700
annette.arribas@ansys.com

Media:
Amy Pietzak
724.820.4367
amy.pietzak@ansys.com